Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Post-Effective Amendment No.1 to the Registration Statement on Form S-1 of Better Choice Company, Inc. dated July 14, 2020, of our report, dated August 21, 2019, on the financial statements of Halo, Purely for Pets, Inc.

We also consent to the reference of our firm under the caption “Experts” in the Registration Statement.

/s/ Warren Averett, LLC

Tampa, Florida
July 14, 2020